Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: David McAlpine +1.347.327.1336 pr@illumina.com

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2023

•Revenue of $1.12 billion for Q4 2023, up 4% from Q4 2022 (up 4% on a constant currency basis)
•Revenue of $4.50 billion for fiscal year 2023, down 2% from fiscal year 2022 (flat on a constant currency basis)
•Shipped 79 NovaSeq X instruments in Q4 2023 and 352 instruments for fiscal year 2023
•GAAP diluted loss per share of $(1.11) for Q4 2023, compared to GAAP diluted loss per share of $(0.89) for Q4 2022
•Non-GAAP diluted earnings per share of $0.14 for both Q4 2023 and Q4 2022
•GAAP diluted loss per share of $(7.34) for fiscal year 2023, which included goodwill and intangible impairments of $821 million related to the GRAIL segment, compared to GAAP diluted loss per share of $(28.00) for fiscal year 2022, which included goodwill impairment of $3.91 billion related to the GRAIL segment
•Non-GAAP diluted earnings per share of $0.86 for fiscal year 2023, compared to non-GAAP diluted earnings per share of $2.12 for fiscal year 2022
•For fiscal year 2024, expect Core Illumina revenue that is approximately flat compared to 2023 and a Core Illumina non-GAAP operating margin of approximately 20%
•On December 17, 2023, Illumina announced it will divest GRAIL. The GRAIL divestiture will be executed through a third-party sale or capital markets transaction, consistent with the European Commission’s divestiture order, with the goal of finalizing the divestiture terms by the end of the second quarter of this year. The timing of Illumina’s progress with the divestment is not affected by external factors, including, but not limited to, the outcome of the European Court of Justice appeal and the potential preliminary NHS rollout of Galleri in the UK

San Diego, February 8, 2024 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the fourth quarter and fiscal year 2023, which include the consolidated financial results for GRAIL.

“I’m pleased that in the fourth quarter, my first full quarter with the company, Illumina delivered results ahead of our expectations, driven by NovaSeq X instrument and consumables sales,” said Jacob Thaysen, Chief Executive Officer. “While our customers generally remain constrained in their purchasing, we are well-positioned for growth as market conditions improve. Illumina is focused on three key priorities to accelerate value creation: driving our top line; focusing on operational excellence, including boosting productivity, cost savings, and customer-focused innovation; and working to resolve GRAIL as quickly as possible.”

Fourth quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q4 2023	Q4 2022	Q4 2023	Q4 2022
Revenue	$1,122	$1,083	$1,122	$1,083
Gross margin	60.1%	62.1%	64.4%	66.6%
Research and development (“R&D”) expense	$341	$346	$329	$339
Selling, general and administrative (“SG&A”) expense	$485	$432	$342	$351
Goodwill and intangible impairment	$6	$—	$—	$—
Legal contingency and settlement	$6	$21	$—	$—
Operating (loss) profit	$(164)	$(127)	$51	$31
Operating margin	(14.6)%	(11.7)%	4.6%	2.9%
Tax provision (benefit)	$8	$(28)	$26	$9
Tax rate	(4.9)%	16.8%	55.4%	29.3%
Net (loss) income	$(176)	$(140)	$22	$22
Diluted (loss) earnings per share	$(1.11)	$(0.89)	$0.14	$0.14
(a) See the tables included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Capital expenditures for free cash flow purposes were $51 million for Q4 2023. Cash flow provided by operations was $224 million, compared to cash flow provided by operations of $147 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $173 million for the quarter, compared to $59 million in the prior year period. Depreciation and amortization expenses were $109 million for Q4 2023. At the close of the quarter, the company held $1,054 million in cash, cash equivalents and short-term investments.

Fourth quarter segment results
Illumina has two reportable segments, Core Illumina and GRAIL.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q4 2023	Q4 2022	Q4 2023	Q4 2022
Revenue (b)	$1,097	$1,065	$1,097	$1,065
Gross margin (c)	63.3%	65.9%	64.7%	67.3%
R&D expense	$260	$264	$248	$257
SG&A expense	$391	$347	$259	$271
Goodwill and intangible impairment	$6	$—	$—	$—
Legal contingency and settlement	$6	$21	$—	$—
Operating profit	$33	$70	$203	$190
Operating margin	3.0%	6.6%	18.5%	17.8%
(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for Q4 2023 was up 3% as compared to Q4 2022 and up 3% on a constant currency basis. Amounts for Q4 2023 and Q4 2022 both included intercompany revenue of $5 million, which is eliminated in consolidation.
(c) The year-over-year decrease in gross margin was primarily driven by the mix of lower margin strategic partnership revenue, lower instrument margins due to the NovaSeq X launch, which is typical with a new platform introduction, and increased field services and installation costs, partially offset by lower freight costs.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q4 2023	Q4 2022	Q4 2023	Q4 2022
Revenue	$30	$23	$30	$23
Gross (loss) profit	$(19)	$(26)	$14	$8
R&D expense	$84	$85	$84	$85
SG&A expense	$94	$86	$83	$81
Operating loss	$(197)	$(197)	$(152)	$(159)
(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Fiscal year 2023 consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	2023	2022	2023	2022
Revenue	$4,504	$4,584	$4,504	$4,584
Gross margin	60.9%	64.8%	65.3%	68.6%
R&D expense	$1,354	$1,321	$1,325	$1,313
SG&A expense	$1,612	$1,297	$1,367	$1,346
Goodwill and intangible impairment (b)	$827	$3,914	$—	$—
Legal contingency and settlement	$20	$619	$—	$—
Operating (loss) profit	$(1,069)	$(4,179)	$247	$487
Operating margin	(23.7)%	(91.2)%	5.5%	10.6%
Tax provision	$44	$68	$98	$118
Tax rate	(3.9)%	(1.6)%	41.8%	26.0%
Net (loss) income	$(1,161)	$(4,404)	$137	$336
Diluted (loss) earnings per share	$(7.34)	$(28.00)	$0.86	$2.12
(a) See the tables included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) The company recognized $712 million in goodwill and $109 million in intangible asset (IPR&D) impairment related to the GRAIL segment in 2023. The goodwill impairment was primarily due to a decrease in the company’s consolidated market capitalization and a higher discount rate selected for the fair value calculation of the GRAIL reporting unit. The IPR&D impairment was primarily due to a decrease in projected cash flows and a higher discount rate selected for the fair value calculation of the GRAIL IPR&D asset. In 2022, the company recognized $3.91 billion in goodwill impairment related to the GRAIL segment.
Capital expenditures for free cash flow purposes were $195 million for fiscal year 2023. Cash flow provided by operations was $478 million, compared to $392 million in the prior year. Free cash flow (cash flow provided by operations less capital expenditures) was $283 million for the year, compared to $106 million in the prior year. Depreciation and amortization expenses were $432 million for fiscal year 2023.

Fiscal year 2023 segment results

Core Illumina

	GAAP		Non-GAAP (a)
In millions	2023	2022	2023	2022
Revenue (b)	$4,438	$4,553	$4,438	$4,553
Gross margin	64.4%	68.2%	65.8%	69.1%
R&D expense	$1,030	$1,004	$1,001	$996
SG&A expense	$1,248	$1,003	$1,032	$1,069
Goodwill and intangible impairment	$6	$—	$—	$—
Legal contingency and settlement	$20	$619	$—	$—
Operating profit	$552	$481	$885	$1,081
Operating margin	12.4%	10.6%	19.9%	23.8%
(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for 2023 was down 3% from 2022, and down 1% on a constant currency basis. Amounts for 2023 and 2022 included intercompany revenue of $26 million and $24 million, respectively, which is eliminated in consolidation.

GRAIL

	GAAP		Non-GAAP (a)
In millions	2023	2022	2023	2022
Revenue	$93	$55	$93	$55
Gross (loss) profit	$(96)	$(117)	$38	$17
R&D expense	$338	$330	$338	$330
SG&A expense	$366	$296	$337	$279
Goodwill and intangible impairment	$821	$3,914	$—	$—
Operating loss	$(1,621)	$(4,657)	$(638)	$(592)
(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Key announcements by Illumina since Illumina’s last earnings release
•Announced the decision to divest GRAIL, executed through a third-party sale or capital markets transaction, with the goal of finalizing terms by the end of the second quarter 2024
•Submitted a confidential, draft registration statement on Form 10 related to the GRAIL divestment to the U.S. Securities and Exchange Commission
•Signed agreement with Janssen Research & Development, LLC (Janssen) to collaborate on the development of Illumina’s novel molecular residual disease (MRD) assay
•Expanded the Alliance for Genomic Discovery, adding Bristol Myers Squibb (BMS), GSK and Novo Nordisk to join founding member organizations AbbVie, Amgen, AstraZeneca, Bayer, and Merck, who together will co-fund the whole-genome sequencing (WGS) of 250,000 data samples and have access to the resulting data for use in drug discovery and therapeutic development
•Launched the Global Health Access Initiative to support access to pathogen sequencing tools for public health in low- and middle-income countries (LMICs)
•Conducted a stewardship-focused non-deal roadshow led by Illumina’s independent board directors; held discussions with shareholders owning more than half of outstanding shares

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Highlighted the presentation of analytical and clinical validation data on a novel prognostic test in early-stage lung cancer, generated through collaboration with the Samsung Medical Centre and AstraZeneca, demonstrating sensitive and specific detection of circulating tumor DNA (ctDNA) for Lung Adenocarcinoma (LUAD) at a clinically meaningful threshold for disease prognostication
•Announced that it will initiate Real-world Evidence to Advance Multi-Cancer Early Detection Health Equity (REACH/Galleri-Medicare study) following the U.S. Food and Drug Administration’s (FDA) approval of GRAIL’s Investigational Device Exemption (IDE) application and the Centers for Medicare and Medicaid Services’ (CMS) approval for Medicare coverage of the study
•Announced BeniComp, a customized health plan provider, and Curative Insurance, a pioneering healthcare services company, will make Galleri available to eligible patients

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
For fiscal year 2024, the company expects Core Illumina revenue to be approximately flat compared to fiscal year 2023 and Core Illumina non-GAAP operating margin to be approximately 20%. While Illumina continues to move as quickly as possible to resolve GRAIL, the company is focusing its financial outlook on Core Illumina, as the specific timing and impact of the GRAIL divestment remains uncertain.

The company provides forward-looking guidance on a non-GAAP basis. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the financial impact of items such as acquisition-related expenses, gains and losses from our strategic investments, fair value adjustments related to contingent consideration and contingent value rights, potential future asset impairments, restructuring activities, and the ultimate outcome of pending litigation without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, February 8, 2024. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website at investor.illumina.com. Alternatively, individuals can access the call by dialing 877.400.0505 or +1.323.701.0225 outside North America, both using conference ID 1615812. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, and from time to time, as applicable, legal contingencies and settlement, and goodwill and intangible impairment, operating income (loss), operating margin, gross profit (loss), other income (expense), tax provision, constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products; (xi) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xii) the risks and costs associated with our ongoing inability to integrate GRAIL due to the transitional measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL and orders issued by the European Commission and the Federal Trade Commission requiring that we divest GRAIL; (xiii) the risks and costs associated with the expected divestment of GRAIL, including the possibility that the terms on which we divest all or a portion of the assets or equity interests of GRAIL are materially worse than those on which we acquired GRAIL; (xiv) our ability to satisfy the necessary conditions to consummate the divestiture of GRAIL on a timely basis or at all, due to the requirements set by the European Commission; (xv) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including appeals, or obligations will harm our business, including current plans and operations; (xvi) the risk of incurring additional fines associated with the consummation of our acquisition of GRAIL; (xvii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xviii) our ability to obtain regulatory clearance for our products from government agencies; (xix) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xx) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xxi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xxii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X (Twitter), Facebook, LinkedIn, Instagram, TikTok, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which currently must be held and operated separately and independently from Illumina pursuant to transitional measures ordered by the European Commission, which prohibited our acquisition of GRAIL on September 6, 2022. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2023	January 1, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,048	$2,011
Short-term investments	6	26
Accounts receivable, net	734	671
Inventory, net	587	568
Prepaid expenses and other current assets	234	285
Total current assets	2,609	3,561
Property and equipment, net	1,007	1,091
Operating lease right-of-use assets	544	653
Goodwill	2,545	3,239
Intangible assets, net	2,993	3,285
Other assets	413	423
Total assets	$10,111	$12,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$245	$293
Accrued liabilities	1,325	1,232
Term notes, current portion	—	500
Convertible senior notes, current portion	—	748
Total current liabilities	1,570	2,773
Operating lease liabilities	687	744
Term notes	1,489	1,487
Other long-term liabilities	620	649
Stockholders’ equity	5,745	6,599
Total liabilities and stockholders’ equity	$10,111	$12,252

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Revenue:
Product revenue	$923	$913	$3,787	$3,953
Service and other revenue	199	170	717	631
Total revenue	1,122	1,083	4,504	4,584
Cost of revenue:
Cost of product revenue (a)	293	279	1,177	1,144
Cost of service and other revenue (a)	108	84	392	295
Amortization of acquired intangible assets	47	48	191	173
Total cost of revenue	448	411	1,760	1,612
Gross profit	674	672	2,744	2,972
Operating expense:
Research and development (a)	341	346	1,354	1,321
Selling, general and administrative (a)	485	432	1,612	1,297
Goodwill and intangible impairment	6	—	827	3,914
Legal contingency and settlement	6	21	20	619
Total operating expense	838	799	3,813	7,151
Loss from operations	(164)	(127)	(1,069)	(4,179)
Other expense, net	(4)	(41)	(48)	(157)
Loss before income taxes	(168)	(168)	(1,117)	(4,336)
Provision (benefit) for income taxes	8	(28)	44	68
Net loss	$(176)	$(140)	$(1,161)	$(4,404)
Loss per share:
Basic	$(1.11)	$(0.89)	$(7.34)	$(28.00)
Diluted	$(1.11)	$(0.89)	$(7.34)	$(28.00)
Shares used in computing loss per share:
Basic	159	158	158	157
Diluted	159	158	158	157

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Cost of product revenue	$7	$6	$29	$26
Cost of service and other revenue	2	1	7	6
Research and development	39	40	155	153
Selling, general and administrative	48	51	189	181
Stock-based compensation expense before taxes	$96	$98	$380	$366

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net cash provided by operating activities	$224	$147	$478	$392
Net cash used in investing activities	(84)	(102)	(231)	(591)
Net cash (used in) provided by financing activities	(27)	956	(1,210)	1,000
Effect of exchange rate changes on cash and cash equivalents	8	10	—	(22)
Net increase (decrease) in cash and cash equivalents	121	1,011	(963)	779
Cash and cash equivalents, beginning of period	927	1,000	2,011	1,232
Cash and cash equivalents, end of period	$1,048	$2,011	$1,048	$2,011

Calculation of free cash flow:
Net cash provided by operating activities	$224	$147	$478	$392
Purchases of property and equipment	(51)	(88)	(195)	(286)
Free cash flow (a)	$173	$59	$283	$106

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	January 1, 2023	% Change	December 31, 2023	January 1, 2023	% Change
Consolidated revenue	$1,122	$1,083	4%	$4,504	$4,584	(2)%
Less: Hedge gains	10	21		18	53
Consolidated revenue, excluding hedge effect	1,112	1,062		4,486	4,531
Less: Exchange rate effect	10	—		(25)	—
Consolidated constant currency revenue (a)	$1,102	$1,062	4%	$4,511	$4,531	—

Core Illumina revenue	$1,097	$1,065	3%	$4,438	$4,553	(3)%
Less: Hedge gains	10	21		18	53
Core Illumina revenue, excluding hedge effect	1,087	1,044		4,420	4,500
Less: Exchange rate effect	10	—		(25)	—
Core Illumina constant currency revenue (a)	$1,077	$1,044	3%	$4,445	$4,500	(1)%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE:

	Three Months Ended		Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
GAAP loss per share - diluted	$(1.11)	$(0.89)	$(7.34)	$(28.00)
Cost of revenue (b)	0.30	0.31	1.24	1.10
R&D expense (b)	0.08	0.04	0.18	0.05
SG&A expense (b)	0.90	0.51	1.54	(0.31)
Goodwill and intangible impairment (b)	0.04	—	5.23	24.93
Legal contingency and settlement (b)	0.03	0.14	0.13	3.94
Other expense, net (b)	0.01	0.26	0.23	0.78
GILTI and U.S. foreign tax credits (c)	(0.01)	(0.01)	0.38	0.38
Incremental non-GAAP tax expense (d)	(0.28)	(0.31)	(0.96)	(0.83)
Income tax provision (e)	0.18	0.09	0.23	0.11
Effect of dilutive shares (f)	—	—	—	(0.03)
Non-GAAP earnings per share - diluted (a)	$0.14	$0.14	$0.86	$2.12

GAAP diluted shares	159	158	158	157
Non-GAAP dilutive shares (f)	—	—	—	2
Non-GAAP diluted shares	159	158	158	159

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET (LOSS) INCOME:

	Three Months Ended		Year Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
GAAP net loss	$(176)	$(140)	$(1,161)	$(4,404)
Cost of revenue (b)	48	49	196	173
R&D expense (b)	12	7	29	8
SG&A expense (b)	143	81	244	(48)
Goodwill and intangible impairment (b)	6	—	827	3,914
Legal contingency and settlement (b)	6	21	20	619
Other expense, net (b)	1	41	36	124
GILTI and U.S. foreign tax credits (c)	(2)	(1)	61	60
Incremental non-GAAP tax expense (d)	(44)	(51)	(152)	(129)
Income tax provision (e)	28	15	37	19
Non-GAAP net income (a)	22	22	137	336
Add: interest expense on convertible notes, net of tax (g)	—	—	—	2
Non-GAAP net income for diluted earnings per share	$22	$22	$137	$338

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to the Itemized Reconciliations between GAAP and Non-GAAP Results of Operations for the components of these amounts.
(c) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(f) In loss periods, GAAP basic loss per share and diluted loss per share are identical since the effect of potentially dilutive shares is anti-dilutive and therefore excluded. For non-GAAP diluted earnings per share, the impact of potentially dilutive shares from our convertible senior notes and equity awards is included and is calculated based on the sum of weighted-average common shares and potentially dilutive shares outstanding during 2022.
(g) Amount represents interest expense on the 2023 Convertible Senior Notes, net of any income tax effects, which is added back to the numerator used to calculate non-GAAP diluted earnings per share, for purposes of the if-converted method, as it would have a dilutive effect on the calculation of non-GAAP diluted earnings per share.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	December 31, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$695	63.3%	$(19)	$(2)	$674	60.1%
Amortization of acquired intangible assets	14	1.3%	33	—	47	4.2%
Restructuring (g)	1	0.1%	—	—	1	0.1%
Non-GAAP gross profit (a)	$710	64.7%	$14	$(2)	$722	64.4%

GAAP R&D expense	$260	23.7%	$84	$(3)	$341	30.4%
Acquisition-related expenses (d)	(1)	(0.1)%	—	—	(1)	(0.1)%
Restructuring (g)	(11)	(1.0)%	—	—	(11)	(1.0)%
Non-GAAP R&D expense	$248	22.6%	$84	$(3)	$329	29.3%

GAAP SG&A expense	$391	35.6%	$94	$—	$485	43.2%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (c)	(58)	(5.2)%	—	—	(58)	(5.1)%
Acquisition-related expenses (d)	(24)	(2.2)%	(9)	—	(33)	(2.9)%
Restructuring (g)	(48)	(4.4)%	(1)	—	(49)	(4.4)%
Proxy contest	(2)	(0.2)%	—	—	(2)	(0.2)%
Non-GAAP SG&A expense	$259	23.6%	$83	$—	$342	30.5%

GAAP goodwill and intangible impairment	$6	0.5%	$—	$—	$6	0.5%
Intangible (IPR&D) impairment (i)	(6)	(0.5)%	—	—	(6)	(0.5)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP legal contingency and settlement	$6	0.5%	$—	$—	$6	0.5%
Legal contingency and settlement (h)	(6)	(0.5)%	—	—	(6)	(0.5)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$33	3.0%	$(197)	$—	$(164)	(14.6)%
Cost of revenue	15	1.4%	33	—	48	4.3%
R&D costs	12	1.1%	—	—	12	1.1%
SG&A costs	131	12.0%	12	—	143	12.8%
Goodwill and intangible impairment	6	0.5%	—	—	6	0.5%
Legal contingency and settlement	6	0.5%	—	—	6	0.5%
Non-GAAP operating profit (loss) (a)	$203	18.5%	$(152)	$—	$51	4.6%

GAAP other (expense) income, net	$(6)	(0.5)%	$2	$—	$(4)	(0.4)%
Gain on Helix contingent value right (f)	(2)	(0.2)%	—	—	(2)	(0.2)%
Unrealized foreign currency loss on EC fine (j)	3	0.3%	—	—	3	0.3%
Non-GAAP other (expense) income, net (a)	$(5)	(0.4)%	$2	$—	$(3)	(0.3)%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	January 1, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$702	65.9%	$(26)	$(4)	$672	62.1%
Amortization of acquired intangible assets	14	1.3%	34	—	48	4.4%
Restructuring (g)	1	0.1%	—	—	1	0.1%
Non-GAAP gross profit (a)	$717	67.3%	$8	$(4)	$721	66.6%

GAAP R&D expense	$264	24.7%	$85	$(3)	$346	31.9%
Acquisition-related expenses (d)	(1)	(0.1)%	—	—	(1)	(0.1)%
Restructuring (g)	(6)	(0.5)%	—	—	(6)	(0.5)%
Non-GAAP R&D expense	$257	24.1%	$85	$(3)	$339	31.3%

GAAP SG&A expense	$347	32.6%	$86	$(1)	$432	39.9%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (c)	(25)	(2.4)%	—	—	(25)	(2.3)%
Acquisition-related expenses (d)	(27)	(2.5)%	(4)	—	(31)	(2.9)%
Restructuring (g)	(24)	(2.3)%	—	—	(24)	(2.2)%
Non-GAAP SG&A expense	$271	25.4%	$81	$(1)	$351	32.4%

GAAP legal contingency and settlement	$21	2.0%	$—	$—	$21	1.9%
Legal contingency and settlement (h)	(21)	(2.0)%	—	—	(21)	(1.9)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$70	6.6%	$(197)	$—	$(127)	(11.7)%
Cost of revenue	15	1.4%	34	—	49	4.5%
R&D costs	7	0.6%	—	—	7	0.6%
SG&A costs	77	7.2%	4	—	81	7.6%
Legal contingency and settlement	21	2.0%	—	—	21	1.9%
Non-GAAP operating profit (loss) (a)	$190	17.8%	$(159)	$—	$31	2.9%

GAAP other (expense) income, net	$(42)	(3.9)%	$1	$—	$(41)	(3.8)%
Strategic investment related loss, net (e)	42	3.9%	—	—	42	3.9%
Gain on Helix contingent value right (f)	(1)	(0.1)%	—	—	(1)	(0.1)%
Non-GAAP other (expense) income, net (a)	$(1)	(0.1)%	$1	$—	$—	—

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Year Ended
	December 31, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$2,856	64.4%	$(96)	$(16)	$2,744	60.9%
Amortization of acquired intangible assets	57	1.3%	134	—	191	4.3%
Restructuring (g)	5	0.1%	—	—	5	0.1%
Non-GAAP gross profit (a)	$2,918	65.8%	$38	$(16)	$2,940	65.3%

GAAP R&D expense	$1,030	23.2%	$338	$(14)	$1,354	30.1%
Acquisition-related expenses (d)	(2)	—	—	—	(2)	—
Restructuring (g)	(27)	(0.6)%	—	—	(27)	(0.7)%
Non-GAAP R&D expense	$1,001	22.6%	$338	$(14)	$1,325	29.4%

GAAP SG&A expense	$1,248	28.1%	$366	$(2)	$1,612	35.8%
Amortization of acquired intangible assets	(1)	—	(4)	—	(5)	(0.1)%
Contingent consideration liabilities (c)	24	0.5%	—	—	24	0.5%
Acquisition-related expenses (d)	(88)	(1.9)%	(21)	—	(109)	(2.4)%
Restructuring (g)	(119)	(2.7)%	(4)	—	(123)	(2.7)%
Proxy contest	(32)	(0.7)%	—	—	(32)	(0.7)%
Non-GAAP SG&A expense	$1,032	23.3%	$337	$(2)	$1,367	30.4%

GAAP goodwill and intangible impairment	$6	0.1%	$821	$—	$827	18.3%
Goodwill impairment (i)	—	—	(712)	—	(712)	(15.7)%
Intangible (IPR&D) impairment (i)	(6)	(0.1)%	(109)	—	(115)	(2.6)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP legal contingency and settlement	$20	0.4%	$—	$—	$20	0.4%
Legal contingency and settlement (h)	(20)	(0.4)%	—	—	(20)	(0.4)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$552	12.4%	$(1,621)	$—	$(1,069)	(23.7)%
Cost of revenue	62	1.5%	134	—	196	4.4%
R&D costs	29	0.6%	—	—	29	0.7%
SG&A costs	216	4.9%	28	—	244	5.4%
Goodwill and intangible impairment	6	0.1%	821	—	827	18.3%
Legal contingency and settlement	20	0.4%	—	—	20	0.4%
Non-GAAP operating profit (loss) (a)	$885	19.9%	$(638)	$—	$247	5.5%

GAAP other (expense) income, net	$(58)	(1.3)%	$10	$—	$(48)	(1.1)%
Strategic investment related loss, net (e)	35	0.8%	—	—	35	0.8%
Gain on Helix contingent value right (f)	(10)	(0.2)%	—	—	(10)	(0.2)%
Unrealized foreign currency loss on EC fine (j)	11	0.2%	—	—	11	0.2%
Non-GAAP other (expense) income, net (a)	$(22)	(0.5)%	$10	$—	$(12)	(0.3)%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Year Ended
	January 1, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$3,107	68.2%	$(117)	$(18)	$2,972	64.8%
Amortization of acquired intangible assets	38	0.9%	134	—	172	3.8%
Restructuring (g)	1	—	—	—	1	—
Non-GAAP gross profit (a)	$3,146	69.1%	$17	$(18)	$3,145	68.6%

GAAP R&D expense	$1,004	22.0%	$330	$(13)	$1,321	28.8%
Acquisition-related expenses (d)	(2)	—	—	—	(2)	—
Restructuring (g)	(6)	(0.1)%	—	—	(6)	(0.2)%
Non-GAAP R&D expense	$996	21.9%	$330	$(13)	$1,313	28.6%

GAAP SG&A expense	$1,003	22.0%	$296	$(2)	$1,297	28.3%
Amortization of acquired intangible assets	(1)	—	(4)	—	(5)	(0.1)%
Contingent consideration liabilities (c)	205	4.5%	—	—	205	4.5%
Acquisition-related expenses (d)	(114)	(2.5)%	(13)	—	(127)	(2.8)%
Restructuring (g)	(24)	(0.5)%	—	—	(24)	(0.5)%
Non-GAAP SG&A expense	$1,069	23.5%	$279	$(2)	$1,346	29.4%

GAAP legal contingency and settlement	$619	13.6%	$—	$—	$619	13.5%
Legal contingency and settlement (h)	(619)	(13.6)%	—	—	(619)	(13.5)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP goodwill and intangible impairment	$—	—	$3,914	$—	$3,914	85.4%
Goodwill impairment (i)	—	—	(3,914)	—	(3,914)	(85.4)%
Non-GAAP goodwill and intangible impairment	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$481	10.6%	$(4,657)	$(3)	$(4,179)	(91.2)%
Cost of revenue	39	0.9%	134	—	173	3.8%
R&D costs	8	0.1%	—	—	8	0.2%
SG&A costs	(66)	(1.4)%	17	—	(48)	(1.1)%
Legal contingency and settlement	619	13.6%	—	—	619	13.5%
Goodwill impairment	—	—	3,914	—	3,914	85.4%
Non-GAAP operating profit (loss) (a)	$1,081	23.8%	$(592)	$(3)	$487	10.6%

GAAP other (expense) income, net	$(159)	(3.5)%	$2	$—	$(157)	(3.4)%
Strategic investment related loss, net (e)	117	2.6%	—	—	117	2.5%
Loss on Helix contingent value right (f)	7	0.1%	—	—	7	0.2%
Non-GAAP other (expense) income, net (a)	$(35)	(0.8)%	$2	$—	$(33)	(0.7)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other (expense) income, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to GRAIL.
(d) Amounts consist primarily of legal expenses related to the acquisition of GRAIL.
(e) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(f) Amounts consist of fair value adjustments related to our Helix contingent value right.
(g) Amounts consist primarily of lease and other asset impairments and employee severance costs related to restructuring activities.
(h) Amount for Q4 2023 consists primarily of accrued interest on the fine imposed by the European Commission. Amount for FY 2023 also consists of a loss related to a patent litigation settlement in Q1 2023, an adjustment recorded in Q2 2023 to our accrual for the fine imposed by the European Commission in July 2023, and a gain related to a patent litigation settlement in Q3 2023. Amount for Q4 2022 consists of a legal accrual related to our litigation with RavGen and an adjustment made to our previously recorded legal accrual for the fine that the European Commission imposed on us. Amount for FY 2022 also consists of expense of $145 million related to the settlement of our litigation with BGI.
(i) Amount for Q4 2023 consists of an IPR&D intangible asset impairment related to our Core Illumina segment. Amount for FY 2023 also consists of goodwill and IPR&D intangible asset impairments related to our GRAIL segment. Amount for FY 2022 consists of goodwill impairment related to our GRAIL segment.
(j) Amounts consist of unrealized gains/losses related to foreign currency balance sheet remeasurement of the EC fine liability and unrealized mark-to-market gains/losses on the hedge associated with the EC fine.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP TAX PROVISION (BENEFIT):

	Three Months Ended		Year Ended
	December 31, 2023		December 31, 2023
GAAP tax provision	$8	(4.9)%	$44	(3.9)%
Incremental non-GAAP tax expense (b)	44		152
Income tax provision (c)	(28)		(37)
GILTI and U.S. foreign tax credits (d)	2		(61)
Non-GAAP tax provision (a)	$26	55.4%	$98	41.8%

	Three Months Ended		Year Ended
	January 1, 2023		January 1, 2023
GAAP tax (benefit) provision	$(28)	16.8%	$68	(1.6)%
Incremental non-GAAP tax expense (b)	51		129
Income tax provision (c)	(15)		(19)
GILTI and U.S. foreign tax credits (d)	1		(60)
Non-GAAP tax provision (a)	$9	29.3%	$118	26.0%

(a) Non-GAAP tax provision excludes the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing past and future operating performance.
(b) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed in Table 2.
(c) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(d) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.